UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 4, 2014

Tumi Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35495	04-3799139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Durham Avenue South Plainfield, NJ		07080
(Address of principal executive offices)		(Zip Code)
(908) 756-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 4, 2014, Tumi Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), among the Company, the selling stockholders named therein (collectively, the “Selling Stockholders”) and Credit Suisse Securities (USA) LLC, as underwriter (the “Underwriter”), relating to the sale by the Selling Stockholders to the Underwriter of 8,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and up to an additional 1,200,000 shares of Common Stock at the Underwriter’s option, in each case at $21.06 per share.  The closing of the sale of 8,000,000 shares is expected to occur on September 10, 2014.  The Company will not sell any of the shares in the offering or receive any proceeds from the sale of the shares.

The Underwriter and its affiliates have, from time to time, performed and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

The offering of the shares will be made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-194882) filed with the Securities and Exchange Commission and the related prospectus supplement and accompanying prospectus. The above description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 4, 2014, among Tumi Holdings, Inc., the selling stockholders named in Schedule II thereto and Credit Suisse Securities (USA) LLC, as underwriter
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUMI HOLDINGS, INC.

Dated:	September 9, 2014	By:	/s/ Michael J. Mardy
			Name:	Michael J. Mardy
			Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 4, 2014, among Tumi Holdings, Inc., the selling stockholders named in Schedule II thereto and Credit Suisse Securities (USA) LLC, as underwriter
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)